Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Registration Statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556, 33-58710, 33-58712, 333-10297, 333-18037, 333-18581,
333-19783, 333-23251, 333-28305, 333-32615, 333-32617, 333-32621, 333-41114,
333-83607, 333-51123, 333-83465, 333-85825, 333-68264, 333-68466 and 333-68742)
of our report dated March 29, 2002, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10-K.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP



Indianapolis, Indiana
March 29, 2002